EXHIBIT 99.2

AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 10”), dated as of September 30, 2004, by and among Pemstar Inc., a Minnesota corporation (as surviving corporation of the merger with Pemstar Pacific Consultants, Inc., “Parent”), Turtle Mountain Corporation, a North Dakota Corporation (“Turtle Mountain”, and together with Parent, each individually a “Borrower” and collectively, “Borrowers”), Gentlelife, Inc., a California corporation, formerly known as Kinderlife Instruments Inc. (“Guarantor”) and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Borrowers, Guarantor, Fleet Capital Corporation, a Rhode Island corporation, in its capacity as Documentation Agent for Lenders (in such capacity, “Documentation Agent”), and the parties to the Loan Agreement as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (individually, each a “Lender” and collectively, “Lenders”), have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made, and may make, loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated April 25, 2003, by and among Agent, Borrowers, Guarantor, Documentation Agent and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated April 25, 2003, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 2003, Amendment No. 3 to Loan and Security Agreement, dated as of July 10, 2003, Amendment No. 4 to Loan and Security Agreement, dated as of January 5, 2004, Amendment No. 5 to Loan and Security Agreement, dated as of January 6, 2004, Amendment No. 6 to Loan and Security Agreement, dated as of January 6, 2004 Amendment No. 7 to Loan and Security Agreement, dated as of April 12, 2004, Amendment No. 8, dated June 4, 2004 and Amendment No. 9 dated September 20, 2004 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantor have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements;

WHEREAS, Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 10, Agent, Lenders, Borrowers and Guarantor desire and intend to evidence such consent and amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.	Definitions.

(a) Amendment to Definition.

(i) Section 1.59 of the Loan Agreement is hereby amended by deleting “$15,000,000” in such section and replacing it with “$25,000,000”.

(ii) All references to the term “Applicable Margin” in the Loan Agreement and in the other financing agreements shall be deemed to mean and each such reference is hereby amended to mean a. if the Monthly Average Excess Availability is equal to or greater than $10,000,000 then one-half (½%) percent as to the interest rate for Prime Rate Loans and two and one-half (2½%) percent as to the interest for Eurodollar Rate Loans and b. if the Monthly Average Excess Availability is less than $10,000,000 then one (1%) percent as to the interest rate for Prime Rate Loans and three (3%) percent as to the interest for Eurodollar Rate Loans; provided, that, the Applicable Margin shall be calculated and established on the first day of each month (commencing on October 1, 2004) and shall remain in effect until adjusted thereafter at the beginning of the next month.

(b) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition to and not in limitation of, each of the following definitions:

(i) “Amendment No. 10” shall mean this Amendment No. 10 to Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantor as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Monthly Average Excess Availability” shall mean, at any time, the daily average of the aggregate amount of the Excess Availability of Borrowers for the immediately preceding month as calculated by Agent in good faith.

(c) Interpretation. For purposes of this Amendment No. 10, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2.	Letter of Credit Fee. Section 2.2(b) of the Loan Agreement is hereby amended by (a) deleting “two and three quarters (2 3/4%)” from such section and replacing it with “two (2%)” and (b) deleting “four and three quarters (4 3/4%)” from such section and replacing it with “four (4%)”.

3.	Unused Line Fee. Section 3.2 of the Loan Agreement is hereby amended by deleting “one-half (1/2%)” from such section and replacing it with “three-eighths (3/8%)”.

4.	Minimum EBITDA. Sections 9.17(a) and 9.17(b) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

(a) “(a) In the event that at any time on or after September 1, 2004, the aggregate amount of the Excess Availability of Borrowers is less than $10,000,000, the EBITDA of Parent and its Subsidiaries (on a consolidated basis) for the fiscal quarter ending December 31, 2004 and for each quarter thereafter shall for each such quarter be not less than $7,000,000.

(b) (b) In the event that at any time on or after September 1, 2004, the aggregate amount of the Excess Availability of Borrowers is less than $10,000,000, the EBITDA of Parent and its Subsidiaries other than Foreign Subsidiaries (on a consolidated basis) for the fiscal quarter ending December 31, 2004 and for each quarter thereafter shall for each such quarter be not less than $2,550,000”

5.	Term. Section 13.1(a) of the Loan Agreement is hereby amended by deleting “three (3)” and replacing it with “four (4)”.

6.	Early Termination Fee. Section 13.1(c) of the Loan Agreement is hereby amended by deleting “second” and replacing it with “fourth”.

7.	Additional Reserves: Without limiting any other rights of Agent with respect to the establishment of reserves or otherwise, the Special Availability Reserve in the amount of $3,000,000 established as set forth in Section 7 of Amendment No. 2 shall be released and terminated in its entirety.

8.	Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent for the account of Lenders, contemporaneously with the effectiveness of this Amendment No. 10, an amendment fee in the amount of $150,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrowers.

9.	Additional Representations, Warranties and Covenants. Each Borrower and Guarantor represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

(a) This Amendment No. 10 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

(b) After giving effect to the provisions of this Amendment No. 10, no Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 10 as a result of or in connection with the Merger.

10.	Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to:

(a) the receipt by Agent of this Amendment No. 10 duly authorized, executed and delivered by the parties hereto;

(b) the receipt by Agent of the approval of Required Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 10; and

(c) the receipt by Agent of the consent of each Lender to this Amendment No. 10.

11.	Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 10 or with respect to the subject matter of this Amendment No. 10. To the extent of conflict between the terms of this Amendment No. 10 and the other Financing Agreements, the terms of this Amendment No. 10 shall control. The Loan Agreement and this Amendment No. 10 shall be read and construed as one agreement.

12.	Governing Law. The validity, interpretation and enforcement of this Amendment No. 10 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

13.	Binding Effect. This Amendment No. 10 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

14.	Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 10.

15.	Counterparts. This Amendment No. 10 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 10, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 10 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 10. Any party delivering an executed counterpart of this Amendment No. 10 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 10, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 10 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 10 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT

CONGRESS FINANCIAL CORPORATION (CENTRAL), as Agent

By /s/ Brian Hynds

Title: Vice President

BORROWERS

PEMSTAR INC.

By: /s/ Greg S. Lea

Title: CFO

TURTLE MOUNTAIN CORPORATION

By: /s/ William H. Rice II

Title: Corporate Secretary

GUARANTOR

GENTLELIFE, INC.

By: /s/ William H. Rice II

Title: Assistant Secretary